Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$726,413
Unrealized Gain (Loss) on Market Value of Futures	(47,913)
Dividend Income	919
Interest Income	3,167
Total Income (Loss)	$682,586

Expenses
General Partner Management Fees	$5,205
Professional Fees	18,751
Brokerage Commissions	1,330
Non-interested Directors' Fees and Expenses	67
Prepaid Insurance Expense	86
NYMEX License Fee	130
Total Expenses	25,569
Expense Waiver	(19,056)
Net Expenses	$6,513
Net Income (Loss)	$676,073

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/17	$9,408,100
Net Income (Loss)	676,073

Net Asset Value End of Month	$10,084,173
Net Asset Value Per Share (150,000 Shares)	$67.23

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612